SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 5, 2004

Date of Report (Date of Earliest Event Reported)

FIRST COMMUNITY BANCORP

(Exact Name of Registrant as Specified in Charter)

CALIFORNIA
(State or Other Jurisdiction of Incorporation)

00-30747	33-0885320
(Commission File Number)	(IRS Employer Identification No.)

6110 El Tordo PO Box 2388 Rancho Santa Fe, California 92067
(Address of Principal Executive Offices)(Zip Code)

(858) 756-3023
(Registrant’s Telephone Number, including Area Code)

Item 7.             Financial Statements, Pro Forma Financial Information and Exhibits.

(c)                                Exhibits.

The following exhibit is furnished as part of this report:

99.1                         Updated notice of Blackout Period sent to directors and executive officers of First Community Bancorp.

Item 11.       Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On August 5, 2004, First Community Bancorp (the “Company”) sent a notice to its directors and executive officers informing them of a change in the ending date of a blackout period (the “Blackout Period”) in the First Community Bancorp 401(k) Plan (the “Plan”), which the Company originally notified such persons of on May 19, 2004.

The notice originally sent on May 19, 2004, indicated there would be a Blackout Period in order to permit a consolidation of the Company’s thirteen existing 401(k) plans into a new Plan.  In order to make such change, individuals covered by the existing plans would be unable to direct or diversify investments in the plans, including purchases or sales of the common stock of the Company, during a time period that began on June 16, 2004 and that was scheduled to end on August 8, 2004.  In addition, the notice stated that no loans or distributions from the plans would be permitted during the Blackout Period.

The notice sent to the directors and executive officers of the Company on August 5, 2004 informed them that the Blackout Period will end at 5:00 p.m. Pacific Time on August 5, 2004 because the transition to the new Plan was completed earlier than originally anticipated.

A copy of the notice transmitted to the directors and executive officers of the Company is set forth in Exhibit 99.1 hereto and is incorporated by reference into this Item.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY BANCORP

Date: August 5, 2004	By:	/s/ Jared M. Wolff
		Name:	Jared M. Wolff
		Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

99.1	Updated notice of Blackout Period sent to directors and executive officers of First Community Bancorp.